Exhibit 99.1

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355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | info@cvdequipment.com

CVD Equipment Corporation Reports

Second Quarter 2024 Financial Results

CENTRAL ISLIP, N.Y., (Business Wire) – August 13, 2024 - CVD Equipment Corporation (NASDAQ: CVV), today announced its financial results for the second quarter ended June 30, 2024.

Manny Lakios, President and CEO of CVD Equipment Corporation, commented, “Second quarter 2024 revenue was $6.3 million, a 25.2% increase from the prior year period. We are pleased to have recently shipped a PVT 200 system which was part of the first quarter strategic order for SiC 200mm crystal boule growth. The performance of the system will be evaluated for production by our now second account. We are encouraged that our backlog at June 30, 2024 is meaningfully higher than our year-end backlog.”

“Overall, we are disappointed with CVD’s operating performance in the first half of the year, as order and revenue levels continue to fluctuate given the nature of the emerging growth end markets we serve. We’ll stay the course on strategic efforts to build critical customer relationships, achieve profitability, carefully manage our costs and cash flow while simultaneously focusing on growth and return on investment.”

Second Quarter 2024 Financial Performance

●	Revenue of $6.3 million, an increase of 25.2% year over year primarily due to higher system revenues and an increase in SDC revenues
●	Backlog as of June 30, 2024 of $24.0 million, a decrease from $27.1 million at March 31, 2024
●	Our gross profit margin percentage declined to 25.4% as compared to the prior year quarter due to a less profitable mix of contracts
●	Operating loss of $0.9 million
●	Net loss of $0.8 million or $0.11 per basic and diluted share, compared to a net loss of $1.1 million or $0.16 per basic and diluted share during the prior year second quarter
●	Operating loss and net loss for the prior year second quarter both included non-recurring charges of $0.3 million consisting of a loss on the sale of our Tantaline subsidiary of $0.2 million and an impairment charge of $0.1 million resulting from our decision to wind down our MesoScribe business
●	Cash and cash equivalents as of June 30, 2024 of $10.0 million

Second Quarter 2024 Operational Performance

●	Orders for the first quarter were $3.2 million primarily driven by demand in our SDC segment for gas delivery equipment. Orders for the first six months of 2024 were $16.9 million as compared to $15.8 million for the first six months of 2023.
●	We continue to make investments in both research and development and sales and marketing focused on our three key strategic markets.

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Management Conference Call and Webcast

The Company will hold a conference call to discuss its results today at 5:00 pm (Eastern Time). To participate in the live conference call, please dial toll free (877) 407-2991 or international (201) 389-0925. A telephone replay will be available for 7 days. To access the replay, dial (877) 660-6853 or international (201) 612-7415. The replay passcode is 13747925.

A live and archived webcast of the call will also be available on the company’s website at www.cvdequipment.com/events. The archived webcast will be available at the same location approximately two hours following the end of the live event.

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, thermal processing, physical vapor transport, gas and chemical delivery control systems, and other equipment and process solutions used to develop and manufacture materials and coatings for industrial applications and research. Our products are used in production environments as well as research and development centers, both academic and corporate. Major target markets include high power electronics (silicon carbide), EV battery materials / energy storage (carbon nanotubes, graphene and silicon nanowires), aerospace & defense (ceramic matrix composites) and industrial applications. Through its application laboratory, the Company allows customers the option to bring their process tools to our laboratory and to work collaboratively with our scientists and engineers to optimize process performance.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking. All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, market and business conditions, the success of CVD Equipment Corporation’s growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of, or failure to receive orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements, competition in our existing and potential future product lines of business, including our PVT systems; our ability to obtain financing on acceptable terms if and when needed; uncertainty as to our ability to develop new products for the high power electronics market; uncertainty as to our future profitability; uncertainty as to any future expansion of the Company; uncertainty as to our ability to adequately obtain raw materials and components from foreign markets in light of geopolitical developments; and other risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor of the Private Securities Litigation Reform Act of 1995. The Company assumes no obligations to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. Past performance is not a guarantee of future results.

For further information about this topic please contact:

Richard Catalano, Vice President & CFO

Phone: (631) 981-7081

Email: investorrelations@cvdequipment.com

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CVD EQUIPMENT CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data – Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$6,345	$5,069	$11,267	$13,764
Cost of revenue	4,736	3,681	8,799	9,943
Gross profit	1,609	1,388	2,468	3,821
Operating expenses:
Research and development	665	559	1,410	1,161
Selling	426	428	845	847
General and administrative and other	1,416	*1,633	2,739	*3,233
Total operating expenses	2,507	2,620	4,994	5,241
Operating loss	(898)	(1,232)	(2,233)	(1,420)
Net loss	$(761)	$(1,113)	$(2,233)	$(1,142)
Basic and diluted loss per share	$(0.11)	$(0.16)	$(0.33)	$(0.17)

* Includes loss on sale of Tantaline subsidiary of $0.2 million and an impairment charge related to MesoScribe fixed assets of $0.1 million.

CVD EQUIPMENT CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands - Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$10,031	$14,025
Accounts receivable, net	4,951	1,906
Contract assets	1,554	1,604
Inventories	4,658	4,454
Other current assets	592	852
Total current assets	21,786	22,841
Property, plant and equipment, net	12,041	12,166
Other assets	21	18
Total assets	$33,845	$35,025

Liabilities and Stockholders’ Equity
Current liabilities	$9,116	$8,554
Long-term debt, net of current portion	225	268
Total stockholders’ equity	24,504	26,203
Total liabilities and stockholders’ equity	$33,845	$35,025

This earnings release should be read in conjunction with the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for fiscal year ended December 31, 2023.

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